Exhibit 107

Calculation of Filing Fee Table

Form F-1

(Form Type)

Polyrizon Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Share(4)		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary shares, no par value	457(c)	1,513,858,167	(2)	$0.3348	(3)	$506,839,714.32	0.0001531	$77,597.16
Total Offering Amount			1,513,858,167				$506,839,714.32		$77,597.16
Total Fees Previously Paid									—
Total Fee Offsets									—
Net Fee Due									$77,597.16

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the Registrant is also registering hereunder an indeterminate number of additional shares of common stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of an aggregate of 1,513,858,167 of the Registrant’s ordinary shares, with no par value (the “Ordinary Shares”), consisting of (i) 2,245,834 Ordinary Shares held by the selling shareholders, (ii) up to 33,170,833 Ordinary Shares issuable upon the exercise of pre-funded warrants, (iii) up to 1,330,897,717 Ordinary Shares issuable upon the exercise of Series A warrants, assuming that (A) the exercise prices of the Series A warrants are adjusted down to the floor price and (B) the Series A warrants are exercised on an alternative cashless basis and (iv) up to 147,543,783 Ordinary Shares issuable upon the exercise of exchange warrants, assuming that (A) the exercise prices of the exchange warrants are adjusted down to the floor price and (B) the exchange warrants are exercised on an alternative cashless basis. All 1,513,858,167 Ordinary Shares are to be offered for resale by the selling shareholders named in the prospectus contained in this Registration Statement on Form F-1.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high ($0.3589) and low ($0.3107) sale prices of the Registrant’s Ordinary Shares on the Nasdaq Capital Market on April 25, 2025.

(4)	The Registrant will not receive any proceeds from the sale of its Ordinary Shares by the selling shareholders.